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                                                                     Exhibit 2.1
                                                                     -----------


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-47473) pertaining to The PMI Group, Inc. Savings and profit-Sharing Plan of our report dated May 4, 2001, with respect to the financial statements and schedule of The PMI Group, Inc. Savings and profit-Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.



/s/ Ernst & Young LLP
Los Angeles, California
June 26, 2001